Exhibit 99.1
Omniture Press Contact
Kristi Knight, 801.932.7431, kknight@omniture.com
Omniture Investor Relations Contact
Mike Look, 650.450.1008, mlook@omniture.com
FOR IMMEDIATE RELEASE
Omniture Reports First Quarter Fiscal Year 2009 Financial Results
Q1 GAAP Revenues Increase 38%, Non-GAAP Revenues Increase 26%
GAAP Net Loss Decreases 37%, Non-GAAP Net Income Increases 7%;
Over One Trillion Transactions Captured in Q1;
More than 200 New Customers Added in Q1
OREM, Utah — April 23, 2009 — Omniture, Inc. (NASDAQ: OMTR), a leading provider of online business optimization software, today announced results for its first quarter ended March 31, 2009. In the first quarter, Omniture achieved record revenues of $87.2 million, compared to $63.2 million reported for the first quarter of 2008 and $83.0 million reported for the fourth quarter of 2008. This represents 38 percent year-over-year revenue growth. Non-GAAP revenue for the quarter was $87.8 million. The difference between GAAP and non-GAAP revenue reflects the revenue excluded from the GAAP results due to purchase accounting adjustments, which reduce deferred revenue to its fair value.
“In the first quarter, our business continued to deliver solid growth hitting the high end of our revenue guidance and showing continued strong demand for our suite of products,” stated Josh James, CEO and co-founder. “We continue to see uncertainty in the market and are taking appropriate steps to manage through this macro-economic turbulence.”
Omniture’s GAAP net loss was $8.2 million or $0.11 per diluted share in the first quarter of 2009 as compared to a net loss of $12.9 million or $0.19 per diluted share in the first quarter of 2008. Non-GAAP net income was $7.8 million or $0.10 per diluted share for the first quarter, compared to net income of $7.3 million or $0.10 per diluted share in the first quarter of 2008. Non-GAAP net income excludes the effect of acquisition-related adjustments to deferred revenue, stock-based compensation, amortization of certain intangible assets, imputed interest related to patent license agreements and certain acquisition-related expenses and non-cash tax adjustments.

First quarter adjusted EBITDA was $16.4 million. Adjusted EBITDA is defined as loss from operations on a GAAP basis less depreciation and amortization, stock-based compensation and the acquisition-related adjustment to deferred revenue.
During the first quarter of 2009, Omniture added over 200 new customers bringing its total to nearly 5,200 and captured data from nearly 1.05 trillion transactions. New customer relationships secured in the first quarter include: AGL Australia, Alibaba, All Star Directories Inc., Arby’s Restaurant Group (AFA Service Corp.), B2W Viagens, Boligportal.dk, Damart Thermawear Ltd., Dobbies Garden Centres plc, Feed The Children, Inquirer Interactive, IPF Holdings Ltd., Kalaydo GmbH & Co. KG, lovemoney.com, Pasona Career Inc., ShareBuilder, Spotzer Media Group, The Oxbridge Research Group Ltd., Tokyo Broadcasting System Television Inc., TT Club, and Xerox.
Guidance
•	Q2 FY 2009: GAAP revenue for the second quarter is expected to be in the range of $87.6 million to $88.6 million. GAAP net loss is expected to be in the range of $0.10 to $0.09 per share based upon an estimated weighted average share count of 76.4 million in the second quarter of 2009. Non-GAAP revenue for the second quarter is expected to be in the range of $88.0 million to $89.0 million. Non-GAAP net income for the second quarter is expected to be between $0.11 to $0.12 per diluted share based upon an estimated weighted average fully diluted share count of 79.5 million in the second quarter of 2009. Omniture expects to record positive adjusted EBITDA in the range of $17.0 million to $18.0 million.

Information for Conference Call to Discuss Q1 2009 Financial Results
Omniture, Inc. will host a conference call and simultaneous audio-only webcast at 8:00 a.m. (Eastern Time) this morning. To access the conference call, dial 866-730-5769, or 857-350-1593 for international callers. The access code is 67190577. Please call 10 minutes prior to the scheduled conference call time. The webcast will be available on the “Investor Relations” section of the company’s corporate Web site at www.omtr.com. A replay of the conference call will be accessible by telephone after 10:00 a.m. (Eastern Time) by dialing 888-286-8010, or 617-801-6888 for international callers. The access code is 59296420. The conference call will also be archived on the company’s corporate Web site. Both the replay and archived webcast will be available until May 7, 2009.
About Non-GAAP Financial Measures
In this release and during our conference call as described above we use or plan to discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the “Investor Relations” section of our corporate web site at www.omtr.com. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.
While these non-GAAP measures are not a substitute for GAAP results, we believe they provide a basis for evaluating the company’s operating results because they are helpful in understanding our past financial performance and our future results and facilitate comparisons of results between periods. We believe the calculation of non-GAAP revenue, which reflects the revenue excluded from the GAAP results due to purchase accounting adjustments to reduce deferred revenue to its fair value, provides a meaningful comparison to our historic GAAP revenue. We also believe the calculation of net income and loss, calculated without acquisition-related accounting adjustments to deferred revenue, stock-based compensation expense, the amortization of certain intangible assets, imputed interest expense and certain acquisition-related expenses and non-cash tax adjustments, provides a meaningful comparison to our net loss figures. We also believe that adjusted EBITDA, which we calculate as loss from operations on a GAAP basis less depreciation and amortization, stock-based compensation and acquisition-related adjustments to deferred revenue, is an indicator of the company’s financial results and cash flows and is useful to investors in evaluating operating performance. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under the rules and regulations promulgated by the U.S. Securities and Exchange Commission.
About Omniture
Omniture, Inc. is a leading provider of online business optimization software, enabling customers to manage and enhance online, offline and multi-channel business initiatives. Omniture’s software, which it hosts and delivers to its customers as an on-demand subscription service and on-premise solution, enables customers to capture, store and analyze information generated by their Web sites and other sources and to gain critical business insights into the performance and efficiency of marketing and sales initiatives and other business processes. In addition, Omniture offers a range of professional services that complement its online services, including implementation, best practices, consulting, customer support and user training through Omniture Education. Omniture’s nearly 5,200 customers include eBay, AOL, Wal-Mart, Gannett, Microsoft, Neiman Marcus, Oracle, General Motors, Sony and HP. www.omniture.com
Note on Forward-looking Statements
Management believes that certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements regarding demand for our suite of products, our ability to manage our business in the midst of uncertainty in the market and our current expectations regarding GAAP and non-GAAP revenue, GAAP and non-GAAP net income and net loss, and adjusted EBITDA. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to, risks associated with current uncertainty in and deterioration of global economic conditions, which could negatively impact the demand for our products and services and other related matters and could result in reductions in spending by our customers for our products and services and changes in customers’ subscription and renewal patterns, the potential that we or our customers or partners may not realize the benefits we currently expect from our recent acquisitions and strategic partner relationships, risks that the expected financial effect of our recent acquisitions and strategic partner relationships may not be realized, risks inherent in the integration and combination of complex products and technologies from our acquisitions and strategic partner relationships, our ability to continue to attract new customers and sell additional services to our existing customers, including our SiteCatalyst service and the other components of our Online Marketing Suite, the significant capital requirements of our business model that make it more difficult to achieve positive cash flow and profitability if we continue to grow rapidly, our ability to effectively streamline our corporate structure to adapt to a suite rather than a standalone product structure, our ability to develop or acquire new products and services, our ability to raise capital in the future, particularly in light of the ongoing financial crisis affecting the banking system and financial and capital markets and the going concern threats to investment banks and other financial institutions that have resulted in a tightening in the credit markets, reduced liquidity in many financial markets and increased volatility in the equity and debt markets, risks associated with our acquisition and strategic partner strategy and disruptions in our business, operations and financial results as a result of acquisitions and strategic partner relationships, our ability to cost effectively expand our sales and marketing capabilities, the ability of our sales organization to become more productive and our ability to effectively consolidate our sales channels to eliminate redundancies, possible fluctuations in our operating results and rate of growth, the continued growth of the market for on-demand, online business optimization services, changes in the competitive dynamics of our markets, including the potential for increased pressure on the pricing of our products and services in light of the ongoing economic crisis, the inaccurate assessment of changes in our markets, errors, interruptions or delays in our services or other performance problems with our services, our ability to hire, retain and motivate our employees and manage our growth, our ability to develop and maintain strategic partner relationships with third parties with respect to either technology integration or channel development and respond to potential changes in the financial stability and solvency of our strategic partners that may result from the economic crisis, our ability to expand our international operations and to profitably sell our services to customers located outside the United States and to manage the associated fluctuations in currency exchange rates, our ability to implement and maintain proper and effective internal controls, the adoption of laws or regulations, or interpretations of existing law, that could limit our ability to collect and use Internet user information, and the blocking or erasing of “cookies”; and such other risks as identified in Omniture’s annual report on Form 10-K for the period ended December 31, 2008, and from time to time in other reports filed by Omniture with the U.S. Securities and Exchange Commission. These reports are available on our Web site at www.omtr.com. Omniture undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.
Copyright (c) 2009 Omniture, Inc. All rights reserved. Omniture and SiteCatalyst are registered trademarks of Omniture, Inc. in the United States, Japan, Canada and the European Community. Omniture, Inc. owns other registered and unregistered trademarks throughout the world. Other names used herein may be trademarks of their respective owners.
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Omniture, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Three Months Ended		% Increase
	March 31,		March 31,		(Decrease)
	2008	% of Revenues	2009	% of Revenues
Revenues:
Subscription, license and maintenance	$57,169	90%	$76,991	88%	35%
Professional services and other	6,044	10	10,166	12	68

Total revenues	63,213	100	87,157	100	38

Cost of revenues (1):
Subscription, license and maintenance	23,793	38	31,168	36	31
Professional services and other	3,134	5	4,423	5	41

Total cost of revenues	26,927	43	35,591	41	32

Gross profit	36,286	57	51,566	59	42
Operating expenses (1):
Sales and marketing	31,216	49	37,502	43	20
Research and development	9,801	16	9,180	11	(6)
General and administrative	10,814	17	11,550	13	7

Total operating expenses	51,831	82	58,232	67	12

Loss from operations	(15,545)	(25)	(6,666)	(8)	(57)
Interest income	948	2	125	—	(87)
Interest expense	(227)	—	(356)	—	57
Other expense, net	(3)	—	(702)	(1)	23,300

Loss before income taxes	(14,827)	(23)	(7,599)	(9)	(49)
(Benefit from) provision for income taxes	(1,885)	(3)	583	—	(131)

Net loss	$(12,942)	(20)%	$(8,182)	(9)%	(37)%

Net loss per share:
Net loss per share, basic and diluted	$(0.19)		$(0.11)		(42)%
Weighted-average number of shares, basic and diluted	69,180		75,050		8%

Adjusted EBITDA (2)	$12,197	19%	$16,395	19%	34%

(1) Amounts include stock-based compensation expenses, as follows:
Cost of subscription, license and maintenance revenues	$1,627	2%	$776	1%
Cost of professional services and other revenues	259	0	208	0
Sales and marketing	3,158	5	3,191	4
Research and development	2,328	4	1,172	1
General and administrative	1,779	3	2,023	2

Total stock-based compensation expenses	$9,151	14%	$7,370	8%

(2)	Adjusted EBITDA is equal to the loss from operations less depreciation and amortization, stock-based compensation and the acquisition-related adjustment to deferred revenue

Omniture, Inc.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2008	2009
Reconciliation of Total Revenues on a GAAP Basis to Total Revenues on a Non-GAAP Basis:
Total revenues on a GAAP basis	$63,213	$87,157
Acquisition-related adjustment to Touch Clarity deferred revenue (1)	378	—
Acquisition-related adjustment to Offermatica deferred revenue (1)	376	2
Acquisition-related adjustment to Visual Sciences deferred revenue (1)	5,621	—
Acquisition-related adjustment to Mercado deferred revenue (1)	—	612

Total revenues on a non-GAAP basis	$69,588	$87,771

Reconciliation of Net Loss on a GAAP Basis to Net Income on a Non-GAAP Basis:
Net loss on a GAAP basis	$(12,942)	$(8,182)
Acquisition-related adjustment to deferred revenue (1)	6,375	614
Amortization of intangible assets (2)	6,913	7,944
Stock-based compensation	9,151	7,370
Imputed interest on patent license obligation (3)	63	51
Non-cash tax benefit resulting from the reduction in acquisition-related deferred tax liabilities (4)	(2,291)	—

Net income on a non-GAAP basis	$7,269	$7,797

Reconciliation of Diluted Net Loss per Share on a GAAP Basis to Diluted Net Income per Share on a Non-GAAP Basis:
Diluted net loss per share on a GAAP basis	$(0.19)	$(0.11)
Acquisition-related adjustment to deferred revenue (1)	0.09	0.01
Amortization of intangible assets (2)	0.10	0.11
Stock-based compensation	0.14	0.10
Non-cash tax benefit resulting from the reduction in acquisition-related deferred tax liabilities (4)	(0.03)	—
Impact of difference in number of GAAP and non-GAAP diluted shares	(0.01)	(0.01)

Diluted net income per share on a non-GAAP basis	$0.10	$0.10

Reconciliation of Net Loss on a GAAP Basis to Adjusted EBITDA:
Net loss on a GAAP basis	$(12,942)	$(8,182)
Other (income) expense, net	(718)	933
(Benefit from) provision for income taxes	(1,885)	583

Loss from operations on a GAAP basis	(15,545)	(6,666)
Depreciation and amortization	12,216	15,077
Stock-based compensation	9,151	7,370
Acquisition-related adjustment to deferred revenue (1)	6,375	614

Adjusted EBITDA	$12,197	$16,395

(1)	This item is recorded in subscription, license and maintenance revenue in the Condensed Consolidated Statements of Operations

(2)	Amortization of intangible assets is allocated as follows in the Condensed Consolidated Statement of Operations:

	Three Months Ended
	March 31,
	2008	2009
Cost of subscription, license and maintenance revenues	$4,258	$4,964
Sales and marketing	2,569	2,953
General and administrative	86	27

Total amortization of intangible assets	$6,913	$7,944

(3)	This item is recorded in interest expense in the Condensed Consolidated Statements of Operations

(4)	This item is recorded in (benefit from) provision for income taxes in the Condensed Consolidated Statements of Operations

Omniture, Inc.
Reconciliation of Forward Looking Measures
(in millions, except per share data)
(unaudited)
Reconciliation of Forward Looking Total Revenues on a GAAP Basis to Total Revenues on a Non-GAAP Basis

Three Months Ended
June 30, 2009
Total revenues on a GAAP basis	$87.6 to $88.6
Acquisition-related adjustment to deferred revenue	0.4

Total revenues on a non-GAAP basis	$88.0 to $89.0

Reconciliation of Forward Looking GAAP Diluted Net Loss Per Share to Non-GAAP Diluted Net Income Per Share

Three Months Ended
June 30, 2009
Diluted net loss per share on a GAAP basis	$(0.10) to $(0.09)
Acquisition-related adjustment to deferred revenue	0.01
Stock-based compensation	0.10
Amortization of intangible assets	0.10

Diluted net income per share on a non-GAAP basis	$0.11 to $0.12

Reconciliation of Forward Looking Net Loss on a GAAP Basis to Adjusted EBITDA

Three Months Ended
June 30, 2009
Net loss on a GAAP basis	$(7.6) to $(6.6)
Other expense, net	0.7
Provision for income taxes	0.5

Loss from operations on a GAAP basis	(6.4) to (5.4)
Depreciation and amortization	15.3
Stock-based compensation	7.7
Acquisition-related adjustment to deferred revenue	0.4

Adjusted EBITDA	$17.0 to $18.0

Omniture, Inc.
Additional Metrics
(unaudited)

	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,	March 31,
	2007	2007	2007	2007	2008	2008	2008	2008	2009
Full-time employee headcount	465	531	578	713	985	1,045	1,087	1,189	1,204
Quarterly number of transactions captured (in billions)	496.0	520.0	561.3	619.3	851.5	886.6	938.8	993.5	1,045.1

	Three Months Ended March 31,
	2008	2009
Revenues by geography (in thousands):
Customers within the United States	$46,084	$62,902
Customers outside the United States	17,129	24,255

Total revenues	$63,213	$87,157

Revenues by geography as a percentage of total revenues:
Customers within the United States	73%	72%
Customers outside the United States	27%	28%

Total	100%	100%

Omniture, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2008	2009
Cash flows from operating activities:
Net loss	$(12,942)	$(8,182)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,216	15,077
Stock-based compensation	9,151	7,370
Other non-cash transactions	(170)	(10)
Gain from reduction in acquisition-related deferred tax liabilities	(2,308)	—
Gain on foreign currency forward contracts, net	—	(176)
Net changes in operating assets and liabilities:
Accounts receivable, net	(10,882)	(4,330)
Prepaid expenses and other assets	1,872	917
Accounts payable	13,582	2,498
Accrued and other liabilities	(8,363)	(5,180)
Deferred revenues	13,202	5,040

Net cash provided by operating activities	15,358	13,024

Cash flows from investing activities:
Purchases of investments	(9,886)	(14,982)
Proceeds from sales of investments	35,799	—
Maturities of investments	—	5,000
Purchases of property and equipment	(10,111)	(5,575)
Purchases of intangible assets	(2,437)	(458)
Foreign currency forward contracts	—	271
Business acquisitions, net of cash acquired	(51,870)	(3,105)

Net cash used in investing activities	(38,505)	(18,849)

Cash flows from financing activities:
Proceeds from exercise of stock options	2,106	298
Proceeds from employee stock purchase plan	125	196
Proceeds from issuance of common stock, net of issuance costs	—	25,000
Repurchases of vested restricted stock	(729)	(598)
Proceeds from issuance of notes payable	3,006	(25)
Principal payments on notes payable and capital lease obligations	(5,060)	(75)

Net cash (used in) provided by financing activities	(552)	24,796
Effect of exchange rate changes on cash and cash equivalents	244	(65)

Net (decrease) increase in cash and cash equivalents	(23,455)	18,906
Cash and cash equivalents at beginning of period	77,765	67,020

Cash and cash equivalents at end of period	$54,310	$85,926

Omniture, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	March 31,
	2008	2009
Assets:

Current assets:
Cash and cash equivalents	$67,020	$85,926
Short-term investments	9,997	24,984
Accounts receivable, net	106,810	110,665
Prepaid expenses and other current assets	10,369	9,554

Total current assets	194,196	231,129

Property and equipment, net	61,482	59,829
Intangible assets, net	137,505	129,207
Goodwill	427,565	426,696
Long-term investments	18,136	13,993
Other assets	3,316	3,118

Total assets	$842,200	$863,972

Liabilities and Stockholders’ Equity:

Current liabilities:
Accounts payable	$7,662	$10,139
Accrued liabilities	41,179	31,666
Current portion of deferred revenues	101,728	110,223
Current portion of notes payable	1,617	1,984
Current portion of capital lease obligations	150	132

Total current liabilities	152,336	154,144

Deferred revenues, less current portion	10,222	6,318
Notes payable, less current portion	13,528	13,125
Capital lease obligations, less current portion	79	47
Other liabilities	8,467	8,081
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	73	76
Additional paid-in capital	754,151	786,280
Deferred stock-based compensation	(366)	(195)
Accumulated other comprehensive loss	(3,256)	(2,688)
Accumulated deficit	(93,034)	(101,216)

Total stockholders’ equity	657,568	682,257

Total liabilities and stockholders’ equity	$842,200	$863,972